Exhibit 99.1

News Release Investor Contact: Maureen Resac Maureen.Resac@Adtalem.com 312-651-1481 Media Contact: John Kristoff John.Kristoff@Adtalem.com 312-651-1437

Adtalem Global Education Announces Second Quarter Fiscal 2021 Results

Operational execution accelerates growth

CHICAGO – Feb. 2, 2021 – Adtalem Global Education Inc. (NYSE: ATGE), a leading workforce solutions provider, today reported academic, operating and financial results for its fiscal 2021 second quarter ended December 31, 2020.

“We continue to successfully execute our leading workforce solutions provider strategy by meeting the needs of our students and our employer partners,” said Lisa Wardell, chairman and CEO of Adtalem. “We once again delivered strong revenue and earnings growth in the second quarter, driven by robust financial performance across the Medical and Healthcare segment, including a double-digit increase in total enrollment at Chamberlain University. Through strategic investments such as our pending acquisition of Walden University, we have positioned Adtalem to meet the needs of an evolving market and capitalize on long-term growth trends. We are accelerating and prioritizing those elements of our strategy that allow us to capitalize on the robust demand in medical, healthcare, and online education. That demand has continued to increase during the pandemic and provides us greater opportunity to differentiate our online offerings given our decades of experience in quality online education delivery.”

“Our institutions are addressing the critical workforce gaps in healthcare through strong student outcomes and graduating more new nurses and doctors than any single U.S. institution. In addition, our financial services segment revenue increased 6% from the prior year driven by execution in the mortgage training market by OnCourse Learning and ongoing momentum in the continuing education market by Becker,” concluded Wardell.

Financial Highlights
Selected financial data for the three months ended December 31, 2020:

•	Revenue of $283.1 million increased 6.4% compared with the prior year
•
Diluted earnings per share was $0.44 compared with diluted earnings per share of $0.10 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $0.77, compared to $0.57 in the prior year, a 35.1% increase

•	New and total student enrollment for Chamberlain University’s November session increased 8.1% and 10.2%, respectively
•	Operating income was $40.3 million, flat compared with the prior year; operating income excluding special items was $52.6 million, a 24.4% increase compared with the prior year
•
Net income attributable to Adtalem was $23.3 million, compared with $5.5 million in the prior year; net income from continuing operations attributable to Adtalem, excluding special items, was $40.5 million, a 31.1% increase compared with the prior year

•	COVID-19 resulted in an estimated revenue loss of approximately $7 million, an operating income loss of approximately $7 million and a loss of earnings per share of approximately $0.11

Selected financial data for the six months ended December 31, 2020:

•	Revenue of $551.4 million increased 5.9% compared with prior year
•
Diluted earnings per share was $0.82 compared with diluted earnings per share of $0.36 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $1.55, a 72.2% increase

•	Operating income was $77.0 million compared with $66.1 million in the prior year; operating income excluding special items was $106.9 million, a 53.3% increase compared with the prior year
•
Net income attributable to Adtalem was $43.2 million, compared with $19.9 million in the prior year; net income from continuing operations attributable to Adtalem, excluding special items, was $81.7 million, a 64.0% increase compared with the prior year

•	COVID-19 resulted in an estimated revenue loss of approximately $22 million, an operating income loss of approximately $14 million and a loss of earnings per share of approximately $0.22

Fiscal 2021 second quarter results from continuing operations included special items totaling $8.8 million, net of tax, primarily from business acquisition and integration expense.

Segment Highlights

Medical and Healthcare
Second quarter segment revenue increased 6.5% to $234.4 million compared with the prior year.

Chamberlain revenue in the second quarter increased 13.2% compared with the prior year. Both new and total student enrollment for the November 2020 session reached all-time highs and increased 8.1% and 10.2%, respectively, compared with the prior year.

Revenue in the second quarter for the medical and veterinary schools decreased 2.4% compared with the prior year, driven by lower medical school housing and student transportation revenue due to campus closures and lower medical school clinical revenue associated with COVID-19. These decreases were partially offset by revenue growth from increases in student enrollment.

Segment operating income in the second quarter increased 24.5% to $51.3 million compared with the prior year. The increase in segment operating income was driven by strong enrollment trends over the past year for Chamberlain, decreased bad debt expense and operational improvements. This was partially offset by increased advertising and marketing expense to support future growth and a decline in revenue from the medical schools.

Financial Services
Second quarter segment revenue increased 5.9% to $48.7 million compared with the prior year, driven by increases in revenue for OnCourse Learning and Becker. The OnCourse Learning revenue increase was driven by focused execution and leveraging its leadership position in a favorable mortgage market. Becker revenue increased through growth in both CPA and CPE program offerings. Segment operating income in the second quarter increased 71.6% to $7.8 million compared with the prior year. Excluding special items, segment operating income in the second quarter increased 37.2% to $7.8 million compared with the prior year, driven primarily by growth in OnCourse Learning revenue.

Adtalem Outlook

Looking at the full fiscal 2021 year, Adtalem expects revenue growth of 5 to 7%, and growth for diluted earnings per share from continuing operations, excluding special items, of 28 to 32%, an increase from our previously issued outlook.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2021 second quarter on Tuesday, February 2, 2021, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Lisa Wardell, chairman and chief executive officer, and Mike Randolfi, senior vice president and chief financial officer.

For those participating by telephone, dial 877-407-6184 (United States) or +1 201-389-0877 (outside the United States) and request the “Adtalem Call” or use conference ID: 13714067. Adtalem will also broadcast the conference call live on the web at:

https://78449.themediaframe.com/dataconf/productusers/age/mediaframe/42472/indexl.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a replay of the call until March 2, 2021. To access the replay, dial 877-660-6853 (United States) or +1 201-612-7415 (outside the United States), conference ID: 13714067, or visit the Adtalem website at: https://investors.adtalem.com/overview/default.aspx.

About Adtalem Global Education
The purpose of Adtalem Global Education is to empower students and members to achieve their goals, find success, and make inspiring contributions to our global community. Adtalem Global Education Inc. (NYSE: ATGE; member S&P MidCap 400 Index) is a leading workforce solutions provider and the parent organization of American University of the Caribbean School of Medicine, Association of Certified Anti-Money Laundering Specialists, Becker Professional Education, Chamberlain University, EduPristine, OnCourse Learning, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit adtalem.com and follow us on Twitter (@adtalemglobal) and LinkedIn.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the future impacts of the COVID-19 pandemic and the pending Walden University acquisition. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the Securities and Exchange Commission (SEC) on August 18, 2020 and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

	2Q 2021	2Q 2020	% Change
Adtalem Global Education Student Enrollments(1)
New students	3,851	3,583	+7.5%
Total students	40,237	36,823	+9.3%

Chamberlain University
November Session(2)
New students	2,931	2,711	+8.1%
Total students	34,387	31,215	+10.2%

1)	Includes the most recently reported enrollment sessions at Adtalem’s postsecondary institutions
2)	Post-licensure online programs only; Pre-licensure campus-based programs start in September, January and May; Total students includes pre- and post-licensure enrollment

Adtalem Global Education Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except par value)

	December 31,	June 30,	December 31,
	2020	2020	2019
Assets:
Current assets:
Cash and cash equivalents	$449,296	$500,516	$67,282
Investments in marketable securities	10,541	8,968	9,229
Restricted cash	39,425	589	3,465
Accounts receivable, net	91,051	87,042	93,394
Prepaid expenses and other current assets	90,134	95,651	45,275
Current assets held for sale	—	—	171,284
Total current assets	680,447	692,766	389,929
Noncurrent assets:
Property and equipment, net	290,236	286,102	281,975
Operating lease assets	192,954	174,935	187,520
Deferred income taxes	23,489	22,277	10,242
Intangible assets, net	282,518	287,514	292,736
Goodwill	686,557	686,214	686,805
Other assets, net	88,463	78,879	82,850
Noncurrent assets held for sale	—	—	458,553
Total noncurrent assets	1,564,217	1,535,921	2,000,681
Total assets	$2,244,664	$2,228,687	$2,390,610

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$49,035	$46,484	$31,457
Accrued payroll and benefits	38,994	48,835	39,088
Accrued liabilities	100,364	104,431	89,507
Deferred revenue	97,400	91,589	51,413
Current operating lease liabilities	51,950	51,644	53,029
Current portion of long-term debt	3,000	3,000	3,000
Current liabilities held for sale	—	—	36,694
Total current liabilities	340,743	345,983	304,188
Noncurrent liabilities:
Long-term debt	284,131	286,115	412,105
Long-term operating lease liabilities	195,840	176,032	180,002
Deferred income taxes	25,792	24,975	24,916
Other liabilities	81,784	82,309	88,945
Noncurrent liabilities held for sale	—	—	82,460
Total noncurrent liabilities	587,547	569,431	788,428
Total liabilities	928,290	915,414	1,092,616
Commitments and contingencies
Redeemable noncontrolling interest	2,595	2,852	3,082
Shareholders' equity:
Common stock, $0.01 par value per share, 200,000 shares authorized; 50,632, 51,871, and 52,953 shares outstanding as of December 31, 2020, June 30, 2020, and December 31, 2019, respectively	810	807	806
Additional paid-in capital	512,102	504,434	496,674
Retained earnings	1,970,813	1,927,568	2,032,788
Accumulated other comprehensive loss	(7,711)	(9,055)	(159,118)
Treasury stock, at cost, 30,389, 28,794, and 27,623 shares as of December 31, 2020, June 30, 2020, and December 31, 2019, respectively	(1,162,235)	(1,113,333)	(1,076,238)
Total shareholders' equity	1,313,779	1,310,421	1,294,912
Total liabilities and shareholders' equity	$2,244,664	$2,228,687	$2,390,610

Adtalem Global Education Inc.
Consolidated Statements of Income
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$283,111	$266,172	$551,352	$520,785
Operating cost and expense:
Cost of educational services	126,823	127,258	240,521	255,292
Student services and administrative expense	103,721	96,648	203,899	195,735
Restructuring expense	1,165	1,955	5,388	8,485
Business acquisition and integration expense	11,079	—	24,515	—
Gain on sale of assets	—	—	—	(4,779)
Total operating cost and expense	242,788	225,861	474,323	454,733
Operating income	40,323	40,311	77,029	66,052
Other income (expense):
Interest and dividend income	1,219	1,215	2,223	1,893
Interest expense	(3,736)	(5,066)	(7,428)	(10,394)
Investment gain	1,005	419	1,523	442
Loss on derivative	—	(28,006)	—	(28,006)
Net other expense	(1,512)	(31,438)	(3,682)	(36,065)
Income from continuing operations before income taxes	38,811	8,873	73,347	29,987
Provision for income taxes	(7,223)	(7,570)	(14,313)	(11,276)
Income from continuing operations	31,588	1,303	59,034	18,711
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(11,187)	3,294	(21,271)	411
Benefit from income taxes	2,748	823	5,225	550
(Loss) income from discontinued operations	(8,439)	4,117	(16,046)	961
Net income	23,149	5,420	42,988	19,672
Net loss attributable to redeemable noncontrolling interest	166	105	257	214
Net income attributable to Adtalem Global Education	$23,315	$5,525	$43,245	$19,886

Amounts attributable to Adtalem Global Education:
Net income from continuing operations	$31,754	$1,408	$59,291	$18,925
Net (loss) income from discontinued operations	(8,439)	4,117	(16,046)	961
Net income attributable to Adtalem Global Education	$23,315	$5,525	$43,245	$19,886

Earnings (loss) per share attributable to Adtalem Global Education:
Basic:
Continuing operations	$0.61	$0.03	$1.13	$0.35
Discontinued operations	$(0.16)	$0.08	$(0.31)	$0.02
Net	$0.45	$0.10	$0.83	$0.36
Diluted:
Continuing operations	$0.61	$0.03	$1.13	$0.34
Discontinued operations	$(0.16)	$0.08	$(0.30)	$0.02
Net	$0.44	$0.10	$0.82	$0.36

Weighted-average shares outstanding:
Basic shares	52,251	53,890	52,358	54,691
Diluted shares	52,441	54,280	52,622	55,192

Adtalem Global Education Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended
	December 31,
	2020	2019
Operating activities:
Net income	$42,988	$19,672
Loss (income) from discontinued operations	16,046	(961)
Income from continuing operations	59,034	18,711
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	7,652	8,547
Amortization and adjustments to operating lease assets	27,057	21,309
Depreciation	18,325	17,224
Amortization of intangible assets	5,037	5,110
Amortization of deferred debt issuance costs	828	783
Provision for bad debts	5,377	11,436
Deferred income taxes	(583)	2,067
Loss on disposals, accelerated depreciation, and adjustments to property and equipment	1,593	1,100
Realized and unrealized gain on investments	(1,524)	(442)
Realized gain on sale of assets	—	(4,779)
Unrealized loss on derivative	—	28,006
Changes in assets and liabilities:
Accounts receivable	(6,698)	(14,779)
Prepaid expenses and other current assets	5,517	(19,445)
Accounts payable	2,701	(20,906)
Accrued payroll and benefits	(9,832)	(7,576)
Accrued liabilities	1,758	(916)
Deferred revenue	5,811	(44,531)
Operating lease liabilities	(24,962)	(27,549)
Other assets and liabilities	(11,805)	2,390
Net cash provided by (used in) operating activities-continuing operations	85,286	(24,240)
Net cash (used in) provided by operating activities-discontinued operations	(21,893)	10,566
Net cash provided by (used in) operating activities	63,393	(13,674)
Investing activities:
Capital expenditures	(24,175)	(20,311)
Proceeds from sales of marketable securities	1,565	702
Purchases of marketable securities	(1,613)	(753)
Proceeds from sale of assets	—	6,421
Net cash used in investing activities-continuing operations	(24,223)	(13,849)
Net cash used in investing activities-discontinued operations	—	(2,585)
Net cash used in investing activities	(24,223)	(16,434)
Financing activities:
Proceeds from exercise of stock options	56	2,028
Employee taxes paid on withholding shares	(4,073)	(5,232)
Proceeds from stock issued under Colleague Stock Purchase Plan	83	—
Repurchases of common stock for treasury	(44,963)	(100,019)
Borrowings under credit facility	—	160,000
Repayments under credit facility	(1,500)	(146,500)
Proceeds from down payment on seller loan	—	5,200
Payment for purchase of redeemable noncontrolling interest of subsidiary	—	(6,247)
Payment of debt issuance costs	(1,722)	—
Net cash used in financing activities-continuing operations	(52,119)	(90,770)
Net cash used in financing activities-discontinued operations	—	(1,765)
Net cash used in financing activities	(52,119)	(92,535)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	565	(3,037)
Net decrease in cash, cash equivalents and restricted cash	(12,384)	(125,680)
Cash, cash equivalents and restricted cash at beginning of period	501,105	300,467
Cash, cash equivalents and restricted cash at end of period	488,721	174,787
Less: cash, cash equivalents and restricted cash of discontinued operations at end of period	—	104,040
Cash, cash equivalents and restricted cash at end of period	$488,721	$70,747

Adtalem Global Education Inc.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)
Revenue:
Medical and Healthcare	$234,396	$220,180	6.5%	$453,222	$427,667	6.0%
Financial Services	48,715	45,992	5.9%	98,130	93,118	5.4%
Total consolidated revenue	$283,111	$266,172	6.4%	$551,352	$520,785	5.9%
Operating income (loss):
Medical and Healthcare	$51,290	$41,183	24.5%	$104,300	$69,683	49.7%
Financial Services	7,793	4,542	71.6%	15,065	6,670	125.9%
Home Office and Other	(18,760)	(5,414)	(246.5)%	(42,336)	(10,301)	(311.0)%
Total consolidated operating income	$40,323	$40,311	0.0%	$77,029	$66,052	16.6%

Non-GAAP Financial Measures and Reconciliations
We believe that certain non-GAAP financial measures provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Net income from continuing operations attributable to Adtalem excluding special items (most comparable GAAP measure: net income attributable to Adtalem) – Measure of Adtalem’s net income attributable to Adtalem adjusted for restructuring expense, business acquisition and integration expense, pre-acquisition interest expense, gain on sale of assets, loss on derivative, and loss (income) from discontinued operations.

Earnings per share from continuing operations excluding special items (most comparable GAAP measure: earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for restructuring expense, business acquisition and integration expense, pre-acquisition interest expense, gain on sale of assets, loss on derivative, and loss (income) from discontinued operations.

Operating income excluding special items (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for restructuring expense, business acquisition and integration expense, and gain on sale of assets. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations ) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

A description of special items in our non-GAAP financial measures described above are as follows:
•	Restructuring charges primarily related to real estate consolidations at Adtalem’s home office and ACAMS and the sale of Becker’s courses for healthcare students.
•	Business acquisition and integration expense include expenses related to the pending Walden University acquisition.
•	Pre-acquisition interest expense related to financing arrangements in connection with the pending Walden University acquisition.
•	Gain on the sale of Adtalem’s Columbus, Ohio, campus facility.
•
Loss on the deal-contingent foreign currency hedge arrangement entered into in connection with the sale of Adtalem Brazil completed on April 24, 2020 to economically hedge the Brazilian Real denominated purchase price through mitigation of the currency exchange rate risk.

•	Loss (income) from discontinued operations include the operations of Adtalem Brazil, Carrington, and DeVry University.

Adtalem Global Education Inc.
Non-GAAP Operating Income by Segment
(unaudited)
(in thousands)

	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)
Medical and Healthcare:
Operating income (GAAP)	$51,290	$41,183	24.5%	$104,300	$69,683	49.7%
Restructuring expense	—	417	NM	—	544	NM
Operating income excluding special items (non-GAAP)	$51,290	$41,600	23.3%	$104,300	$70,227	48.5%

Financial Services:
Operating income (GAAP)	$7,793	$4,542	71.6%	$15,065	$6,670	125.9%
Restructuring expense	—	1,137	NM	1,415	3,116	(54.6)%
Operating income excluding special items (non-GAAP)	$7,793	$5,679	37.2%	$16,480	$9,786	68.4%

Home Office and Other:
Operating loss (GAAP)	$(18,760)	$(5,414)	(246.5)%	$(42,336)	$(10,301)	(311.0)%
Restructuring expense	1,165	401	190.5%	3,973	4,825	(17.7)%
Business acquisition and integration expense	11,079	—	NM	24,515	—	NM
Gain on sale of assets	—	—	NM	—	(4,779)	NM
Operating loss excluding special items (non-GAAP)	$(6,516)	$(5,013)	(30.0)%	$(13,848)	$(10,255)	(35.0)%

Adtalem Global Education:
Operating income (GAAP)	$40,323	$40,311	0.0%	$77,029	$66,052	16.6%
Restructuring expense	1,165	1,955	(40.4)%	5,388	8,485	(36.5)%
Business acquisition and integration expense	11,079	—	NM	24,515	—	NM
Gain on sale of assets	—	—	NM	—	(4,779)	NM
Operating income excluding special items (non-GAAP)	$52,567	$42,266	24.4%	$106,932	$69,758	53.3%

Adtalem Global Education Inc.
Non-GAAP Earnings Disclosure
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income attributable to Adtalem (GAAP)	$23,315	$5,525	$43,245	$19,886
Restructuring expense	1,165	1,955	5,388	8,485
Business acquisition and integration expense	11,079	—	24,515	—
Pre-acquisition interest expense	45	—	45	—
Gain on sale of assets	—	—	—	(4,779)
Loss on derivative	—	28,006	—	28,006
Income tax impact on non-GAAP adjustments (1)	(3,513)	(461)	(7,511)	(804)
Loss (income) from discontinued operations	8,439	(4,117)	16,046	(961)
Net income from continuing operations attributable to Adtalem excluding special items (non-GAAP)	$40,530	$30,908	$81,728	$49,833
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Earnings per share, diluted (GAAP)	$0.44	$0.10	$0.82	$0.36
Effect on diluted earnings per share:
Restructuring expense	0.02	0.04	0.10	0.15
Business acquisition and integration expense	0.21	-	0.47	-
Pre-acquisition interest expense	0.00	-	0.00	-
Gain on sale of assets	-	-	-	(0.09)
Loss on derivative	-	0.52	-	0.51
Income tax impact on non-GAAP adjustments (1)	(0.07)	(0.01)	(0.14)	(0.01)
Loss (income) from discontinued operations	0.16	(0.08)	0.30	(0.02)
Earnings per share from continuing operations excluding special items, diluted (non-GAAP)	$0.77	$0.57	$1.55	$0.90
Diluted shares used in EPS calculation	52,441	54,280	52,622	55,192
Note: May not sum due to rounding.
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.
Non-GAAP Free Cash Flow Disclosure
(unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended

	FY21	FY20	FY21	FY21	FY20	FY20	FY20	FY20
	Q2	Q2	Q2	Q1	Q4	Q3	Q2	Q1
Net cash provided by (used in) operating activities-continuing operations (GAAP)	$632	$(57,716)	$259,091	$200,743	$149,565	$170,304	$159,150	$165,413
Capital expenditures	(9,732)	(9,875)	(48,001)	(48,144)	(44,137)	(44,239)	(45,827)	(54,689)
Free cash flow (non-GAAP)	$(9,100)	$(67,591)	$211,090	$152,599	$105,428	$126,065	$113,323	$110,724

Adtalem Global Education Inc.
Non-GAAP Outlook Disclosure
(unaudited)

Year Ended
June 30, 2021
Expected earnings per share, diluted (GAAP)	$2.19 to 2.28
Expected effects on diluted earnings per share:
Restructuring expense	0.10
Business acquisition and integration expense	0.47
Pre-acquisition interest expense	0.00
Income tax impact on non-GAAP adjustments(1)	(0.14)
Loss from discontinued operations	0.30
Expected earnings per share from continuing operations excluding special items, diluted (non-GAAP)(2)	$2.92 to 3.01
Year over year increase	28-32%
Diluted shares used in EPS calculation	52,622
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.
(2) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during the remainder of fiscal year 2021. The expected effects on diluted earnings per share (“EPS”) of restructuring expense, business acquisition and integration expense, pre-acquisition interest expense, and loss from discontinued operations include the results realized through December 31, 2020. We are not able to further estimate these special items for the full fiscal year. Additional charges to these special items, or additional special items not currently identified, which may occur during the remainder of fiscal year 2021, would impact the GAAP expected EPS provided above. The expected range of EPS from continuing operations excluding special items provided above for the full fiscal year 2021 equates to a 28-32% increase over the $2.28 fiscal year 2020 EPS from continuing operations excluding special items, as reported in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

Year Ended
June 30, 2020
Loss per share, diluted (GAAP)	$(1.58)
Effect on diluted earnings per share:
Restructuring expense	0.53
Gain on sale of assets	(0.09)
Gain on derivative	(2.05)
Tax Cuts and Jobs Act of 2017	(0.04)
Net tax benefit for a former subsidiary investment loss	(0.47)
Income tax impact on non-GAAP adjustments(1)	(0.10)
Loss from discontinued operations	6.09
Earnings per share from continuing operations excluding special items, diluted (non-GAAP)	$2.28
Diluted shares used in EPS calculation	54,094
Note: May not sum due to rounding.
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.